EXHIBIT 23.2
Consent of Independent Registered Certified Public Accounting Firm
We consent to the incorporation by reference in the following in Registration Statement Nos. 333-230111, 333-05483, 333-11705, 333-20921, 333-37492, 333-56842 on Form S-3, Registration Statement Nos. 333-105340, 333-105346, 333-143066, 333-179655, 333-179656, 333-182082, 333-196304, 333-226680 on Form S-8 of our reports dated February 21, 2020, relating to the financial statements of Trailer Bridge, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Pivot CPAs

Ponte Vedra Beach, Florida
February 28, 2020